Exhibit 10.20

Form of Elepreneurs Agreement

Elepreneurs, LLC (the “Company”) and I agree to the following terms and conditions:

1.

Legal Age. I am of legal age to enter into this Agreement (the “Agreement”) in the state in which I reside.

2.

Acceptance. This Agreement shall be effective upon acceptance by the Company at its place of business in Plano, Texas. The Company reserves the right, in its sole discretion, to decline any Agreement or any renewal thereof.

3.

Term. Subject to the provisions of Section 18, this Agreement shall have a term beginning on the date of acceptance by the Company and ending on one year from the date thereof (the “Anniversary Date”) and shall be renewed on an annual basis on each Anniversary Date subject to acceptance by the Company, which can be withheld in its sole discretion, upon payment of the then current renewal fee and in accordance with the then current renewal policy of the Company as set forth in the Policies & Procedures of the Company (the “Policies”).

4.

Independent Contractor Status. I am an independent contractor and not an employee, agent, franchisee, joint venturer, partner, or owner of the Company. I shall not be treated as an employee, agent, franchisee, joint venturer, partner, or owner of the Company for federal or state tax purposes including with regard to the Internal Revenue Code, Social Security Act, Federal Unemployment Act, Federal Insurance Contributions Act (FICA), or with regard to workers’ compensation, any state unemployment act, or any other federal, state, or local statute, ordinance, rule, or regulation. I am responsible for all liability, health, disability, workers’ compensation, and other insurance. I am not authorized to bind the Company nor incur any obligation on behalf of the Company.

5.

Responsibility for Taxes. I am solely responsible for the payment of all applicable federal, state, and local income, unemployment, Social Security, and other taxes and premiums and license requirements and fees attributable to any sales activities and earnings.

6.

Sales and Use Taxes. To ensure compliance with the sales and use tax requirements of each state, unless otherwise mandated by state law, the Company shall collect and remit all applicable sales and use taxes on products and materials based upon the suggested retail price of the product. The applicable rate of tax due shall be based on the address to which the product and/or material is shipped.

7.

Compensation. Any compensation I receive from the Company is related solely to the sale of products and services. There is no compensation for sponsoring. I am not guaranteed any income, profits, or success and certify that no such representations have been made to me either by the Company or any Elepreneur.

8.

No Other Purchase. In order to become an Elepreneur and begin the business, I am not required to make any purchase other than a Business Kit.

9.

Representations. I shall make no statements, representations, or disclosures in promoting the

Company, in sponsoring or training Elepreneurs, or in selling the Company’s products and services, other than what is expressly permitted by the Policies & Procedures and in other literature produced by the Company. I shall make no claims or representations of actual or potential earnings, guaranteed or anticipated profits, or sales success.

10.

Refunds. I agree to abide by the Company’s retail customer refund policy stated in the Policies & Procedures. As more fully set forth in the Policies & Procedures, I am eligible to receive a refund for products, services, and literature purchased by me, less a 10% handling fee, if I choose to terminate the Agreement and return the products or services in resalable, currently marketable, condition within 12 months of purchase. Commissions paid on refunded products must be repaid to the Company by the Elepreneur earning the commission.

11.

Proprietary Rights/Use of Company Materials. I acknowledge that the Company’s trademarks, service marks, tradenames, patents, and copyrighted materials are owned solely by the Company, and that use of such marks and materials by me must be in compliance with the Company’s written policies, as such may be amended by the Company from time to time. I agree to use only written, recorded, or other promotional or advertising materials which have been produced by the Company and/or approved in writing by the Company prior to use and bear its approval designation. I further agree that the Company has the exclusive proprietary interest in its customer lists, customer information developed by or for the Company (such as credit data, product purchase information, and customer profile data), Elepreneur lists, manufacturing procedures, formulas, source codes, product development and in all operating, financial, and marketing materials; and that all such information is confidential. I shall not use or disclose such information to any third party except in strict accordance with this Agreement and the Policies & Procedures. Confidential information is disclosed to me on a “need-to-know” basis solely for use in my business with the Company. I agree to use my best efforts to keep such information confidential and shall not use such information to sell products or services other than the Company’s products and services or in connection with any other business during the term of and after termination of this Agreement. Upon termination or nonrenewal of this Agreement, I immediately shall cease all use of the Company’s trademarks, service marks, and proprietary and confidential information and, if requested by the Company, return all such materials in my possession to the Company.

12.

Non-Solicitation/Sale of Other Products. As an inducement for the Company to enter into this Agreement and in consideration of the mutual covenants contained herein, I agree that during the term of this Agreement and for a period of six months thereafter, I shall not, directly or indirectly, on my own behalf or on the behalf of any other person or entity, solicit, induce, or hire or attempt to solicit, induce, or hire any Elepreneur, employee, member, customer, supplier, or vendor of the Company (i) to enter into any business relationship with any other direct sales or network marketing company or individual or (ii) to terminate or alter his or her business or contractual relationship with the Company. I agree that no products or services except for the Company’s products or services shall be sold or shown at any event where the Company’s products or services are sold or shown.

13.

Retail Sales. In order to receive commissions and overrides, I must comply with the Company’s 70% Rule and Retail Sales Rule as set forth in the Policies & Procedures.

14.

Training. In the event I sponsor other Elepreneurs, I agree to perform a bonafide supervisory, distributive, and selling function in connection with the sale of the Company’s products and services to the ultimate consumer.

15.

Exclusive Territory. No exclusive territory is granted by this Agreement, nor does this Agreement constitute the sale of a security or a franchise.

16.

Compliance. I shall abide by all applicable federal, state, and local laws or regulations, and the terms of this Agreement, the Policies & Procedures and the Compensation & Rewards Plan.

17.

Assignability. This Agreement may not be transferred or assigned by me without the prior written approval of the Company, in its sole discretion, and then only in accordance with the Policies & Procedures. The Company may assign this Agreement at any time.

18.

Termination. I ACKNOWLEDGE THAT I AM FREE TO TERMINATE THIS AGREEMENT AT ANY TIME FOR ANY REASON. The Company may terminate this Agreement upon 30 days written notice in the event the Company elects to cease (i) selling its products and services through direct selling or network marketing channels or (ii) its business operations. The Company may terminate this Agreement upon written notice upon a breach by me of this Agreement, the Policies & Procedures, or other rules and regulations of the Company. Where state laws on termination are inconsistent with this provision, then the applicable state law shall apply. Immediately upon termination or nonrenewal of this Agreement,    I shall (i) lose all rights to purchase products from the Company at consultant cost; (ii) cease from representing myself as an Elepreneur of the Company; (iii) lose all rights to my participation and position in the Compensation & Rewards Plan, including all future commissions and earnings; and (iv) take all other actions reasonably required by the Company, including the discontinuance of the Company’s trademarks and service marks.

19.

Amendment. The Company may amend this Agreement, the Policies & Procedures, prices for product, company literature, and/or the Compensation & Rewards Plan, without prior notice, at any time, effective five days after publication or transmittal of such amendment in official Company publications, literature, or voice mail, as applicable. In the event of any conflict between the terms of this Agreement, the Policies & Procedures, or any other document and such amendment, the amendment shall control.

20.

Governing Law/Arbitration. This Agreement is performable in Plano, Texas, and governed by the laws of the State of Texas without reference to its conflict of laws rules. I understand and agree that except as set forth in the Policies & Procedures, all claims and disputes relating to this Agreement, the rights and obligations of the parties, or  any other claims or causes of actions relating to the performance of either party under this Agreement and/or my purchase of products shall be settled totally and finally by arbitration in Collin County, Texas, in accordance with the Federal Arbitration Act and the Commercial Rules of the American Arbitration Association. This obligation to arbitrate shall survive termination or expiration of this Agreement. Any modification of this arbitration provision shall not apply retroactively to any dispute which arose or which the Company had notice of before the date of modification.

21.

Indemnification/Offset. I agree to indemnify and hold harmless the Company, its subsidiaries, affiliates, and their shareholders, officers, agents, employees, and directors, from and against any claim, demand, liability, loss, cost, or expense, including, but not limited to, court costs or attorneys’ fees, asserted against or suffered or incurred by   any of them by reason of, directly or indirectly, arising out of or in any way related to   or connected with, allegedly or otherwise, my: (a) activities as an Elepreneur including, without limitation, any unauthorized representations made by me; (b) breach of the terms of this Agreement; or (c) violation of or failure to comply with any applicable federal, state, or local law or regulation. The Company shall have the right to offset any amounts owed by me to the Company (including, without limitation, the repayment of commissions as a result of refunds) against the amount of any commissions or bonuses owed to me.

22.

Notice. Except as expressly set forth herein, any communication, notice, or demand of any kind whatsoever, shall be in writing and delivered either (i) by electronic communication (whether by email or telecopy if confirmed in writing sent by registered or certified mail, postage, pre-paid, return receipt requested, or by personal service), (ii) personally or by same-day local courier services or overnight express delivery services; or (iii) by registered or certified mail, postage pre-paid, return receipt requested. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three Business Days after mailing. “Business Day” means any Monday through Friday other than any such day which, in the State of Texas, is a legal holiday or a day on which banking institutions are authorized or required by law or regulation to close. Any party may change its address for notice by giving written notice to the other in the manner provided in this Section 22.

23.

Cumulative Remedies/Waiver. All rights, powers, and remedies given to the Company are cumulative, not exclusive and in addition to any and all other rights and remedies provided by law. No failure or delay of the Company to exercise any power or right under this Agreement or to insist upon strict compliance by me with any obligation or provision shall constitute a waiver of the Company’s right to demand exact compliance therewith. Waiver by the Company can be effective only in writing by an authorized officer of the Company.

24.

Release. To the extent permitted by law, the Company shall not be liable for, and I release the Company from and waive all claims for, any loss of profits, indirect, direct, special, or consequential damages or any other loss incurred or suffered by me as a result of (i) the breach by me of the terms of this Agreement and/or the Policies & Procedures; (ii) the operation of my business; (iii) any incorrect or wrong data or information provided by me; or (iv) the failure to provide any information or data necessary for the Company to operate its business, including without limitation, the enrollment and acceptance of me or the payment of commissions and bonuses.

25.

Injunctive Relief. I agree that upon a breach of this Agreement that the Company will be immediately and irreparably harmed and cannot be made whole solely by monetary damages. I agree that the remedy at law for any breach of any provision of this Agreement shall be inadequate and that, in addition to any other remedies, in law or in equity it may have, the Company shall be entitled, without the necessity of proving actual damages, to temporary and permanent injunctive relief to prevent the breach of any provision of this Agreement and/or to compel specific performance of this Agreement.

26.

Attorneys’ Fees. The Company shall be entitled to its costs and expenses, including reasonable attorneys’ fees, in enforcing its rights under this Agreement.

27.

Severability. If under any applicable law or rule of any applicable jurisdiction, any provision of the Agreement is held to be invalid or unenforceable, the remainder of   the Agreement will be interpreted as best to effect the intent of the parties hereto. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Agreement.

28.

Survival. The covenants and obligations of me to abide by the arbitration, nonsolicitation, trade secrets, and confidential information covenants contained herein shall survive termination of this Agreement.

29.

Entire Agreement. This Agreement, the Policies & Procedures, and the Compensation & Rewards Plan (all of which are incorporated herein by reference), constitute the entire agreement between the Company and me, supersede all prior agreements, and no other promises, representations, guarantees, or agreements of any kind shall be valid unless in writing and signed by both parties.

In the event of any conflict during the terms of this Agreement and the Policies & Procedures, the Policies & Procedures shall prevail.

30.

Louisiana and Montana Residents Only. Louisiana residents may bring an action against the Company with jurisdiction and venue as provided by Louisiana law. A Montana resident may cancel this Agreement within 15 days of the date of enrollment and may return the business kit for a full refund within such time.